Exhibit 99.1
PowerSecure Selected to Provide Three Major Utilities with
Infrastructure Improvement Services
Wake Forest, N.C. – July 1, 2009 – PowerSecure International, Inc. (Nasdaq: POWR) today announced its UtilityServices unit was selected in June by three separate major investor-owned electric utilities to provide infrastructure upgrades, construction, and maintenance services for their transmission and distribution systems. The utilities’ electrical systems include some of the largest, most sophisticated networks in the nation, and UtilityServices’ work will include enhancements to both overhead and underground systems. Revenue from these new UtilityServices relationships is expected to begin in 2009, with a modest amount of revenue recognized during the second half of the year. The precise timing and the amount of revenue that will be generated from these relationships is not determinable at this time because of their early stage of development. However, the Company intends to incorporate future revenue commitments from these utilities in its regular on-going new business announcements.
Through its UtilityServices business unit, the Company has continued to invest in and expand its utility infrastructure capabilities, and has established a strong positive reputation in the marketplace for delivering quality products and services. In addition to transmission and distribution services, UtilityServices designs and constructs substations, installs advanced metering and efficient lighting, and provides emergency storm restoration services.
Sidney Hinton, CEO of PowerSecure, said, “Our UtilityServices’ new investor-owned utility relationships represent a significant milestone in the development of our utility infrastructure business. We couldn’t be more pleased to have the opportunity to demonstrate the terrific capabilities of our team with three major utilities. Ronnie Brannen, our UtilityServices President, has built a team who is simply the best in the business – and laser-focused on delivering outstanding results for our customers. They have proactively invested in capabilities to help utilities make the grid smarter and more efficient, and the quality of the work UtilityServices delivers is second to none.”
About PowerSecure
PowerSecure International, Inc. is a leading provider of Energy and Smart Grid Solutions to electric utilities, and their commercial, institutional, and industrial customers, as well as Energy Services to the oil and natural gas industry. PowerSecure’s Energy and Smart Grid Solutions businesses provide products and services in the areas of Interactive Distributed Generation®, Utility Infrastructure, and Energy Efficiency. The Company is a pioneer in developing Interactive Distributed Generation® systems with sophisticated, proactive smart grid capabilities, including the ability to 1) forecast peak electricity demand and electronically deploy the systems to deliver more efficient, and environmentally friendly power, 2) provide utilities with dedicated electric power generation assets for their demand response needs, and 3) provide customers with the most dependable standby power in the industry. PowerSecure’s UtilityServices business unit is focused on helping utilities and their customers design and build infrastructure to enhance the efficiency and effectiveness of the electric grid. UtilityServices provides a wide range of products and services, including the design and construction of technology to make power distribution systems smarter and more efficient, smart meters to provide automated and remote metering, power line maintenance and construction, and emergency storm services. PowerSecure also provides utilities with regulatory consulting, power system and transmission engineering, and provides businesses with energy efficiency products and services, including its state-of-the art EfficientLights lighting solution for refrigerated cases. The Company provides Energy Services to the oil and natural gas industry through its Southern Flow and WaterSecure business units. Additional information is available at www.powersecure.com.
All forward-looking statements contained in this release are made within the meaning of and pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are all statements other than statements of historical facts, including but not limited to statements concerning the outlook for the businesses and utility relationships discussed in this press release and the Company’s future revenues, earnings, margins, and other financial and operating information and data; the outlook for growing the Company through innovative energy management and conservation; business operations and prospects for the Company; the outlook for future gains in the Company’s revenues due to its business initiatives; the anticipated results of the Company’s products, solutions, and technologies; and all other statements concerning the plans, intentions, expectations, projections, hopes, beliefs, objectives, goals and strategies of management, including statements about other future financial and non-financial items, performance or events and about present and future products, services, technologies and businesses; and statements of assumptions underlying the foregoing. Forward-looking statements are not guarantees of future performance or events and are subject to a number of known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from those expressed, projected or implied by such forward-looking statements. Important risks, uncertainties and other factors include, but are not limited to, those risks, uncertainties and other factors identified from time to time in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008, as well as in subsequent filings with the Securities and Exchange Commission, including reports on Forms 10-Q and 8-K. Accordingly, there can be no assurance that the results expressed, projected or implied by any forward-looking statements will be achieved, and readers are cautioned not to place undue reliance on any forward-looking statements. The forward-looking statements in this press release speak only as of the date hereof and are based on the current plans, goals, objectives, strategies, intentions, expectations and assumptions of, and the information currently available to, management. The Company assumes no duty or obligation to update or revise any forward-looking statements for any reason, whether as the result of changes in expectations, new information, future events, conditions or circumstances or otherwise.
Contact
Chris Hutter
Chief Financial Officer
PowerSecure International, Inc.
(919) 453-1760
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